                                                                   Exhibit 10.23

                              EMPLOYMENT AGREEMENT
                               (LOCATION SPECIFIC)

         This Employment Agreement (the "AGREEMENT") is entered into effective January 1, 2001, by and between Assisted Living Concepts, Inc., a Nevada corporation (the "COMPANY"), and Ron W. Kerr (the "EXECUTIVE").

                                    RECITALS:

         WHEREAS, the Company and Executive entered into an Employment Agreement, dated December 8, 1998, which by its terms expired December 31, 2000 (the "EXPIRING EMPLOYMENT AGREEMENT").

         WHEREAS, the parties desire to enter into this Employment Agreement (the "AGREEMENT"), which is to supersede and replace the Expiring Employment Agreement, to be effective January 1, 2001 (the "EFFECTIVE DATE").

                                   AGREEMENTS:

         NOW, THEREFORE, in consideration of the foregoing recitals and the respective covenants and agreements of the parties contained in this document, the Company and Executive agree as follows:

         1. EMPLOYMENT AND DUTIES. Executive will serve in Executive's present position as Vice President of the Eastern Region of the Company or in such other capacity as the Board of Directors may request, so long as Executive shall have the same or similar responsibilities at the Work Location (as defined in PARAGRAPH 3). The duties and responsibilities of Executive shall include the duties and responsibilities that the Board of Directors of the Company may from time to time reasonably assign Executive, in all cases to be consistent with Executive's corporate office and position at that time. Executive shall devote full time to the business of the Company and shall faithfully perform Executive duties assigned to Executive to the best of Executive's ability.

         2. EMPLOYMENT PERIOD.

                  (a) NORMAL TERM. This Agreement and Executive's employment shall be for the initial term of one (1) year, with an automatic rollover at the end of each year from and after the Effective Date for an additional year unless terminated by the Company by its providing written notice of such termination to Executive within 90 days prior to the anniversary of the Effective Date (in which event Executive shall have one year of employment remaining until the termination of this Agreement, unless Executive's employment and this Agreement are terminated earlier pursuant to PARAGRAPHS 2(b-f) AND 11(a)(i)). For example, in the event that Executive were an employee on January 1, 2002 and the Company did not

                                                                   Exhibit 10.23

provide written notice to Executive between October 3, 2001 and December 31, 2001, that this Agreement would expire on January 1, 2003, then the term of this Agreement would automatically rollover an additional year to January 1, 2003, from January 1, 2002. On the other hand, if the Company were to provide written notice to Executive of the termination of this Agreement within 90 days prior to the anniversary date of January 1, 2002, then this Agreement would terminate on January 1, 2003 (unless terminated earlier pursuant to PARAGRAPHS 2(b-f) AND 11(a)(i)), and there would be no automatic rollover.

                  (b) INVOLUNTARY TERMINATION WITHOUT CAUSE. Subject to the provisions of PARAGRAPH 11(A)(I), the Company may terminate Executive's employment and this Agreement at any time without Cause by providing Executive at least thirty (30) days advance notice in writing.

                  (c) INVOLUNTARY TERMINATION FOR CAUSE. The Company may terminate Executive's employment and this Agreement for Cause by providing Executive notice in writing. For all purposes under this Agreement, "CAUSE" shall include, without limitation, the following, as determined by the Company in its sole discretion and judgment: (i) Executive's material failure to perform Executive's duties; (ii) Executive's failure to act in a professional manner if such failure causes material damage to the Company; (iii) Executive's breach of this Agreement; or (iv) Executive's engaging in fraud, breach of fiduciary duty, or any other act of similar willful misconduct or gross negligence in the performance of Executive's duties on behalf of the Company. No Severance Pay, as defined in PARAGRAPH 11(a)(i), will be due Executive under this Agreement in the event of a termination for Cause. Executive's rights under any applicable benefit plans of the Company shall be determined under the provisions of those plans.

                  (d) DEATH. Executive's employment and this Agreement will terminate automatically in the event of Executive's death. No Severance Pay will be due Executive's estate under this Agreement in the event of Executive's death.

                  (e) DISABILITY. If Executive should be disabled for more than three (3) consecutive months, this Agreement and Executive's employment may be terminated by the Company. Solely for purposes of this PARAGRAPH 2(E), Executive shall be considered disabled if, as a result of illness or injury he suffers from a physical or mental condition that prevents the performance on a full-time basis of Executive's duties under this Agreement. No Severance Pay will be due Executive under this Agreement in the event of Executive's disability.

                  (f) RESIGNATION WITHOUT CAUSE. Executive may terminate Executive's employment and this Agreement by providing the Company at least thirty (30) days advance written notice; provided that in such event, Executive will cease performing any duties and responsibilities immediately or at any time during such thirty (30) day period, if so requested by the Company.

                                                                   Exhibit 10.23

In the event Executive's employment terminates for any reason during the term of this Agreement, then this Agreement shall likewise terminate on the same date; provided, however, that PARAGRAPHS 11, 12, 14 and 16 of this Agreement shall survive its termination.

         3. PLACE OF EMPLOYMENT. Executive's services shall be performed at Executive's present place of business (the "WORK LOCATION"), as described below Executive's signature to this Agreement. Notwithstanding the foregoing, Executive understands that Executive is expected to travel extensively in carrying out Executive's duties with the Company.

         4. BASE SALARY. For all services to be rendered by Executive pursuant to this Agreement, the Company agrees to pay Executive an annual salary (the "BASE SALARY") of $130,000. The Base Salary shall be paid in accordance with the Company's regular payroll practices.

         5. BONUS. For each fiscal year during Executive's employment with the Company under this Agreement, Executive will be eligible to receive an annual bonus (the "BONUS") based upon an Executive Incentive Compensation Plan (the "PLAN"). The Plan for fiscal year 2001 is set forth in EXHIBIT "A," which is attached hereto and incorporated herein by this reference. Executive shall be eligible to receive a prorata share of any Bonus under the Plan attributable to any year during the Term hereof. In the event Executive's employment is terminated by the Company, as described in PARAGRAPH 11(a)(i), then Executive shall be entitled to receive a portion of the Bonus only as provided in PARAGRAPH 11(b).

         6. EXPENSES. Executive shall be entitled to reimbursement by the Company for all reasonable, ordinary and necessary travel, entertainment and other expenses incurred by Executive during the term of this Agreement (in accordance with the policies and procedures established by the Company for its senior executive officers) in the performance of his/her duties and responsibilities under this Agreement; provided, however, that Executive shall properly account for such expenses in accordance with the Company's policies and procedures.

         7. BENEFITS. Executive shall be entitled to participate in employee benefit plans or programs of the Company, if any, to the extent that his/her position, tenure, salary, age, health and other qualifications make him/her eligible to participate, subject to the rules and regulations applicable thereto.

         8. VACATIONS AND HOLIDAYS. In accordance with the Company's policies in effect from time to time, Executive shall be entitled to paid vacation time of at least 20 days and Company holidays. Executive's right to carryover accrued unused vacation shall be governed by the Company's policy then in effect.

         9. STOCK OPTIONS. Executive shall be eligible as an officer of the Company to receive grants of nonqualified stock options under the 1994 Amended and Restated Stock Option Plan as may be determined by the Board of Directors.

                                                                   Exhibit 10.23

         10. [INTENTIONALLY DELETED.]

         11. TERMINATION BENEFITS. In the event Executive's employment terminates, then Executive shall be entitled to only that compensation and those benefits earned and accrued as of the date of termination and further shall be entitled to receive Severance Pay, if any, and other benefits only as follows:

                  (a) SEVERANCE.

                           (i) INVOLUNTARY TERMINATION WITHOUT CAUSE. The
Company may terminate this Agreement and Executive's employment without cause at any time by providing Executive at least thirty (30) days advance notice in writing. For purposes of this Agreement, "INVOLUNTARY TERMINATION WITHOUT CAUSE," shall be deemed to have occurred: if the Company substantially changes the duties and responsibilities of Executive and Executive has resigned within three (3) months of the effective date of such changes; or if the Company changes Executive's Work Location to a work location 20 miles or more farther from Executive's present Work Location and Executive has resigned within three
(3) months of the effective date of such change in Work Location; or if there is a Change of Control (defined below) and Executive is involuntarily terminated for any reason within six (6) months of the Change in Control; or, if the Company terminates Executive's employment other than for Cause, death or disability. In the event of an Involuntary Termination Without Cause, if Executive has executed, delivered and abided by a Separation Agreement and Release, substantially in the form attached hereto as EXHIBIT "B" and incorporated herein by this reference, then Executive shall be entitled to receive $130,000, less applicable withholding ("SEVERANCE PAY"), which Company shall pay to Executive in periodic installments in accordance with the Company's regular payroll practices over a period of twelve (12) months; provided, however, that even if Executive executes, delivers and abides by the Separation Agreement and Release, the Company's obligations hereunder shall cease upon a breach by Executive of his obligations under PARAGRAPHS 12, 14 AND 16 hereof. For purposes of this Agreement, "CHANGE OF CONTROL" shall mean the occurrence of any of the following events subsequent to the Effective Date:

                                    (1) Any "person" (such as the term is used
in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company's then outstanding voting securities; or

                                    (2) Any merger or consolidation of the
Company with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company immediately prior thereto continuing to represent fifty percent (50%) or more of the total voting power represented by the Company's then outstanding voting securities (either by remaining outstanding or by being converted into voting securities

                                                                   Exhibit 10.23

of the Company or such other surviving entity outstanding immediately after such merger or consolidation); or

                                    (3) A majority of the directors of the
Company which were not nominated by the Company's management (or were nominated by management pursuant to an agreement with person that acquired sufficient voting securities of the Company to de facto control it) are elected to the Board of Directors by the Company's shareholders; or

                                    (4) The shareholders of the Company approve
a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets.

                           (ii) OTHER TERMINATION. In the event of termination
on any basis or for any reason other than those stated in PARAGRAPH 11(a)(i), then Executive shall not be entitled to receive any Severance Pay or any other benefits, except as may be provided in the Company's severance and benefit plans and policies at the time of such termination.

                  (b) BONUSES. In the event Executive's employment is terminated by the Company as described in PARAGRAPH 11(a)(i) above, then Executive shall be entitled to receive a portion of the Bonus, computed under the Company's Executive Incentive Compensation Plan referred to in PARAGRAPH 5, which Bonus will be determined, after the end of the fiscal year, by multiplying the amount of the Bonus which would have become payable to Executive had he remained employed until the end of the fiscal year, by a fraction, the numerator of which will be the number of days Executive was employed by the Company in such fiscal year, and the denominator of which shall be the number of days in the fiscal year. In the event Executive's employment terminates for any other reason, then Executive shall not be entitled to any Bonus which has not accrued as of such date.

         12. PROPRIETARY INFORMATION. Executive shall not, without the prior written consent of the Company, disclose or use for any purpose (except in the course of his employment under this Agreement and in furtherance of the business of the Company) any confidential information or proprietary data of the Company.

         13. MEDIATION. Except as provided in PARAGRAPH 16(b)(1), any dispute or controversy of any kind arising under or in connection with this Agreement that is not resolved through mutual discussions between Executive and the Company shall be submitted to confidential non-binding mediation with a neutral mediator agreed upon by the parties. The mediation fees shall be borne equally by the parties. Each party shall pay his/her or its own attorneys fee and expenses.

         14. ARBITRATION. Except as provided in PARAGRAPH 16(b)(1), any dispute or controversy of any kind arising under or in connection with this Agreement not resolved in Mediation pursuant to PARAGRAPH 13 shall be settled exclusively by binding arbitration in Portland, Oregon, in accordance with the rules of the American Arbitration Association then in effect by an arbitrator selected by both parties within ten (10) days after either party has

                                                                   Exhibit 10.23

notified the other in writing that it desires a dispute between them to be settled by arbitration. In the event the parties cannot agree on such arbitrator within such ten (10) day period, each party shall select an arbitrator and inform the other party in writing of such arbitrator's name and address within five (5) days after the end of such ten (10) day period and the two arbitrators so selected shall select a third arbitrator within fifteen (15) days thereafter; provided, however, that in the event of a failure by either party to select an arbitrator and notify the other party of such selection within the time period provided above, the arbitrator selected by the other party shall be the sole arbitrator of the dispute. Each party shall pay his/her or its own attorneys fee and expenses associated with such arbitration, including the expense of any arbitrator selected by such party and the Company will pay the expenses of the jointly selected arbitrator. The decision of the arbitrator or a majority of the panel of arbitrators shall be binding upon the parties and judgment in accordance with that decision may be entered in any court having jurisdiction there over. Punitive damages shall not be awarded.

BY AGREEING TO SUBMIT A DISPUTE OR CONTROVERSY TO ARBITRATION, THE PARTIES UNDERSTAND THAT THEY WILL NOT ENJOY THE BENEFITS OF A JURY TRIAL. ACCORDINGLY, THE PARTIES HERETO EXPRESSLY AGREE TO WAIVE THE RIGHT TO A JURY TRIAL.

         15. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Oregon as applied to agreements between Oregon residents entered and to be performed entirely within Oregon.

         16. CERTAIN COVENANTS OF EXECUTIVE.

                  (a) COVENANTS. Executive acknowledges that (i) the principal business of the Company and its affiliates involves the operation of free-standing assisted living residences, primarily located in small-to-middle market rural and suburban communities, the provision of personal care and support services to meet the needs of its residents, and other related businesses which the Company and its affiliates currently operate and which the Company and its affiliates may become involved with during Executive's employment under this Agreement (collectively, the "COMPANY BUSINESS"); (ii) the Company Business is national in scope; (iii) Executive's work for the Company will bring Executive into close contact with many confidential affairs not readily available to the public; and (iv) the Company would not enter into this Agreement but for the agreements and covenants of Executive contained herein. In order to induce the Company to enter into this Employment Agreement, Executive covenants and agrees that:

                           (1) CONFIDENTIAL INFORMATION. During and after the
Restricted Period, Executive shall keep secret and retain in strictest confidence, and shall not use for the benefit of Executive or others except in connection with the business and affairs of the Company, all confidential matters of the Company and its affiliates. Such confidential matters include, without limitation, trade secrets, customer lists, subscription lists, details of consultant contracts, pricing policies, operational methods, marketing plans or strategies, product development techniques or plans, business acquisition plans, new personnel acquisition plans,

                                                                   Exhibit 10.23

designs and design projects, inventions and research projects of the Company and its affiliates, learned by Executive heretofore or hereafter that are sufficiently secret to have the possibility, whether or not realized, of deriving economic value from not being generally known to other persons who can obtain economic value from their disclosure or use, and Executive shall not disclose them to anyone outside of the Company and its affiliates, either during or after employment, by the Company or any of its affiliates, except as required in the course of performing duties hereunder or with the Company's express written consent. Executive's obligations pursuant to this Employment Agreement shall not extend to matters which are within the public domain or hereafter enter the public domain through no fault or action or failure to act, whether directly or indirectly, on the part of Executive.

                           (2) PROPERTY OF THE COMPANY. All memoranda, notes,
lists, records and other documents (and all copies thereof) made or compiled by Executive or made available to Executive concerning the business of the Company or any of its affiliates shall be the Company's property and shall be delivered to the Company promptly upon the termination of Executive's employment with the Company or any of its affiliates or at any other time on request.

                           (3) EMPLOYEES OF THE COMPANY. During the 12-month
period following the termination of Executive's employment with the Company (the "RESTRICTED PERIOD"), Executive shall not, directly or indirectly, hire, solicit or encourage to leave the employment of the Company or any of its affiliates, any employee of the Company or its affiliates or hire any such employee who has left the employment of the Company or any of its affiliates within twelve (12) months of the termination of such employee's employment with the Company or any of its affiliates.

                           (4) RESIDENTS OF THE COMPANY'S RESIDENCES. During the
Restricted Period, Executive shall not, directly, or indirectly, solicit or encourage any of the residents or prospective residents (whose identity Executive learned of through the Company Business and whose names appear on lists of persons who have expressed an interest in residing at a Company or affiliate residence) to move out of a Company residence or to refrain from moving into a Company or affiliate residence.

                           (5) CONSULTANTS AND INDEPENDENT CONTRACTORS OF THE
COMPANY. During the Restricted Period, Executive shall not, directly or indirectly, hire, solicit or encourage to cease to work with the Company or any of its affiliates, any consultant, sales representative or other person then under contract with the Company or any of its affiliates.

                           (6) NO DISPARAGEMENT. Upon termination of Executive's
employment with the Company or its affiliates, Executive shall make no disparaging or derogatory remarks of any nature whatsoever either publicly or privately about the Company, the Company's affiliates and each of their respective directors, officers and employees or each of their respective services, products (if any), unless requested to do so by law.

                                                                   Exhibit 10.23

                  (b) RIGHTS AND REMEDIES UPON BREACH. If Executive breaches, or threatens to commit a breach of, any of the provisions of paragraph 16(A) (the "RESTRICTIVE COVENANTS"), the Company shall have the following rights and remedies, each of which rights and remedies shall be independent of the other and severally enforceable, and all of which rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to the Company under law or in equity.

                           (1) SPECIFIC PERFORMANCE. The right and remedy to
have the Restrictive Covenants specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company and its affiliates and that money damages will not provide an adequate remedy to the Company. The Parties further agree that the Company's claim for specific performance shall not be a claim which is covered by the parties' agreement to arbitrate as set forth in PARAGRAPH 15.

                           (2) ACCOUNTING. The right and remedy to require
Executive to account for and pay over to the Company all compensation, profits, monies, accruals, increments or other benefits (collectively, "BENEFITS") derived or received by Executive as a result of any transactions constituting a breach of any of the Restrictive Covenants, and Executive shall account for and pay over such Benefits to the Company.

                  (c) SEVERABILITY OF COVENANTS. If any court determines that any of the Restrictive Covenants, or any parts thereof, are invalid or unenforceable, the remainder of the Restrictive Covenants shall not thereby be affected and shall be given full effect, without regard to the invalid portions.

                  (d) "BLUE-PENCILING". If any court construes any of the Restrictive Covenants, or any part thereof, to be unenforceable because of the duration of such provision or the area covered thereby, such court shall have the power to reduce the duration or area of such provision and, in its reduced form, such provision shall then be enforceable and shall be enforced.

                  (e) ENFORCEABILITY IN JURISDICTIONS. The parties intend to and hereby confer jurisdiction to enforce the Restrictive Covenants upon the courts of any jurisdiction within the geographical scope of such Restrictive Covenants. If the courts of any one or more of such jurisdictions hold the Restrictive Covenants wholly unenforceable by reason of the breadth of such scope or otherwise, it is the intention of the parties that such determination not bar or in any way affect the Company's right to the relief provided above in the courts of any other jurisdiction within the geographical scope of such Restrictive Covenants, as to breaches of such Restrictive Covenants in such other respective jurisdictions, such Restrictive Covenants as they relate to each jurisdiction being, for this purpose, severable into diverse and independent covenants.

         17. SUCCESSORS. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the

                                                                   Exhibit 10.23

business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such assumption agreement prior to the effectiveness of any such succession shall entitle Executive to the Severance Pay described in PARAGRAPH 11(a)(i), subject to the terms and conditions therein.

         18. ASSIGNMENT. This Agreement and all rights under this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective personal or legal representatives, executors, administrators, heirs, distributees, devisees, legatees, successors and assigns. This Agreement is personal in nature, and, except as provided in PARAGRAPH 17 hereof, neither of the parties to this Agreement shall, without the written consent of the other, assign or transfer this Agreement or any right or obligation under this Agreement to any other person or entity. If Executive should die while any amounts are still payable to Executive hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Executive's devisee, legatee, or other designee or, if there be no such designee, to Executive's estate.

         19. NOTICES. For purposes of this Agreement, notices and other communications provided for in this Agreement shall be in writing and shall be delivered personally or sent by United States certified mail, return receipt requested, postage prepaid, addressed as follows:

         If to Executive:        6479 Reflections Drive
                                 Suite 220
                                 Dublin, OH 43017

         If to the Company:      Assisted Living Concepts, Inc.
                                 11835 NE Glenn Widing Drive, Bldg. E.
                                 Portland, Oregon 97220-9057
                                 Attention:  Sandra Campbell
                                 Senior Vice President and General Counsel

         with a copy to:         Wm. James Nicol
                                 Chairman, Chief Executive Officer and President

or to such other address or the attention of such other person as the recipient party has previously furnished to the other party in writing in accordance with this paragraph. Such notices or other communications shall be effective upon delivery or, if earlier, three (3) days after they have been mailed as provided above.

         20. WAIVER. Failure or delay on the part of either party hereto to enforce any right, power or privilege hereunder shall not be deemed to constitute a waiver thereof. Additionally, a waiver by either party of a breach of any promise hereof by the other party shall not operate as or be construed to constitute a waiver of any subsequent breach by such other party.

                                                                   Exhibit 10.23

         21. SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective, valid and enforceable under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

         22. RIGHT TO ADVICE OF COUNSEL. Executive acknowledges that Executive has consulted with counsel and is fully aware of Executive's rights and obligations under this Agreement.

         23. COUNTERPARTS. This Agreement may be executed in one or more counterparts, none of which need contain the signature of more than one party hereto, and each of which shall be deemed to be an original, and all of which together shall constitute a single agreement,

         24. FACSIMILE TRANSMISSION AND SIGNATURES. Facsimile transmission of any signed original document, and retransmission of any signed facsimile transmission, shall be the same as delivery of an original document. At the request of either party, the parties will confirm facsimile transmitted signatures by signing an original documents.

         25. INTEGRATION. This Agreement represents the final and entire agreement and understanding between the parties as to the subject matter hereof and supersedes all prior or contemporaneous agreements whether written or oral. No waiver, alteration or modification of any of the provisions of this Agreement shall be binding unless in writing and signed by duly authorized representatives of the parties hereto.

                         [SIGNATURES ON FOLLOWING PAGE]

                                                                   Exhibit 10.23

         IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, on the day set opposite its name below.

IDENTIFICATION OF WORK LOCATION BELOW MUST BE COMPLETED, OR ALL REFERENCES IN THIS AGREEMENT TO WORK LOCATION SHALL BE NULL AND VOID AND AGREEMENT SHALL BE INTERPRETED WITHOUT REFERENCE TO IT.

Date Agreement Executed                "COMPANY"



January 26, 2001                       By: /s/ WM. JAMES NICOL
                                           -------------------------------------
                                           Wm. James Nicol, Chairman,
                                           Chief Executive Officer and President


                                       "EXECUTIVE"

January 26 , 2001                          /s/ RON W. KERR
                                           -------------------------------------
                                           Ron W. Kerr, as an individual


                                       "WORK LOCATION"

                                       6479 Reflections Drive
                                       Suite 220
                                       Dublin, OH 43017

                                                                   Exhibit 10.23


                                   EXHIBIT "A"
                                FISCAL YEAR 2001
                      EXECUTIVE INCENTIVE COMPENSATION PLAN

         The Fiscal Year 2001 Executive Incentive Compensation Plan is based upon objective and subjective factors.

Objective Factors.

         Executive's eligibility for a Bonus shall be determined by the extent to which the Houses in Executive's Region meet or exceed their budgeted operating margins (no management fee included in the calculation) for Fiscal Year 2001 (the "REGION'S FORECAST")

% of Region's Forecast Met              Bonus Earned                Additional Bonus Eligible to Receive*
--------------------------              ------------                -------------------------------------
Less than 95%                           None                        None
95% - 99.9%                             5% of Base Salary           Up to additional 5% of Base Salary
100% - 109.9%                           10% of Base Salary          Up to additional 10% of Base Salary
110% - 124.9%                           15% of Base Salary          Up to additional 15% of Base Salary
125% +                                  20% of Base Salary          Up to additional 20% of Base Salary

*Executive shall be eligible to receive up to the additional amounts of Bonus for achieving material progress in meeting or achieving one or more major initiatives (the "SUBJECTIVE FACTORS") in Executive's Region's operations.

Subjective Factors.

         The Subjective Factors shall include: (a) resident/family satisfaction;
(b) program director retention; (c) succession planning; (d) regulatory compliance; (e) innovation in services, products and procedures and such other factors as Executive and the President and Chief Executive Officer shall agree upon. Specific goals for the year-end assessment of these factors ("STANDARDS OF PERFORMANCE") will be proposed by Executive not later than January 10, 2001, for review and appraisal of the President and Chief Executive Officer. Executive's monthly management report shall highlight progress or problems encountered in their pursuit.

         The determination of Executive's achievement of the Subjective Factors shall be made at the discretion of the President and Chief Executive Officer based upon his assessment of Executive's accomplishments regarding these Factors. In performing this review, the President and Chief Executive Officer will include Executive's self-appraisal of Executive's performance as communicated in the regular monthly management reports and a year-end report which shall be due by January 30, 2002.

                                                                   Exhibit 10.23

                                   EXHIBIT "B"

                    FORM OF SEPARATION AGREEMENT AND RELEASE

         This Separation Agreement and Release ("AGREEMENT") is made and entered into as of this _____ day of ______________, ______, by and between Assisted Living Concepts, Inc. and one or more of its Affiliates (collectively, "COMPANY"), and ______________________ ("EMPLOYEE") in order to provide the terms and conditions of Employee's termination of employment, to fully and completely resolve any and all issues that Employee may have in connection with Employee's employment with Company or the termination of that employment, and to promote an amicable long-term relationship between Company and Employee.

         In consideration of the mutual promises and conditions contained herein, the parties agree as follows:

         1. Separation. Employee has been [is currently] employed at Company as Employee. Employee shall have no further job responsibilities at Company _______________ and Employee's employment shall be terminated effective as of such date.

         2. Payment to Employee. Pursuant to the Employment Agreement entered into between the parties and subject to certain conditions precedent set forth therein, Company agrees to provide a Severance Amount to Employee as set forth in PARAGRAPH 11(a)(i) of the Employment Agreement; provided, however, that Employee must execute and not revoke this Agreement.

         3. Release of Claims. In return for the benefits conferred under the Employment Agreement and this Agreement (which Employee acknowledges Company has no legal obligation to provide if Employee does not enter into this Agreement), Employee, to the fullest extent permitted by applicable law and on behalf of Employee and Employee's heirs, executors, administrators, successors and assigns, hereby releases and forever discharges Company and its past, present and future affiliates, future parent companies, subsidiaries, predecessors, successors and assigns, and each of their past, present and future shareholders, officers, directors, employees, agents and insurers, from any and all claims, actions, causes of action, disputes, liabilities or damages, of any kind, which may now exist or hereafter may be discovered, specifically including, but not limited to, any and all claims, disputes, actions, causes of action, liabilities or damages, arising from or relating to Employee's employment with Company, or the termination of such employment, except for any claim for payment or performance pursuant to the terms of this Agreement. This release includes, but is not limited to, any claims that Employee might have for reemployment or reinstatement or for additional compensation or benefits and applies to claims that Employee might have under either federal, state or local law dealing with employment, contract, tort, wage and hour, or civil rights matters, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the Family and Medical Leave Act, similar state laws, and any regulations under such laws. This release shall not affect any accrued rights Employee

                                                                   Exhibit 10.23

may have under any medical insurance, workers compensation, unemployment compensation or retirement plan because of Employee's prior employment with Company. EMPLOYEE ACKNOWLEDGES AND AGREES THAT THROUGH THIS RELEASE EMPLOYEE IS GIVING UP ALL RIGHTS AND CLAIMS OF EVERY KIND AND NATURE WHATSOEVER, KNOWN OR UNKNOWN, CONTINGENT OR LIQUIDATED, THAT EMPLOYEE MAY HAVE AGAINST COMPANY AND THE OTHER PERSONS NAMED ABOVE, EXCEPT FOR THE RIGHTS SPECIFICALLY EXCLUDED ABOVE.

         4. Confidentiality. Employee agrees to keep this Agreement and each of its terms, including without limitation the Severance Amount, and the fact that Employee has received such Amount, strictly confidential. Employee may only disclose the terms of this Agreement only to Employee's attorney or accountant, or as required by law. Employee understands that Company may be required to publicly disclose the terms of this Agreement.

         5. No Disparagement. Employee shall not make any disparaging or derogatory remarks of any nature whatsoever about Company, its officers, directors or employees, or its services and/or products (if any), either publicly or privately, unless required to do so by law.

         6. No Admission of Liability. This Agreement shall not be construed as an admission of liability or wrongdoing by Company because no admission is intended. Employee understands and agrees that this Agreement and any information about its terms shall not be offered as evidence by Employee in any proceeding, whether administrative or otherwise.

         7. Employment Agreement. Employee reaffirms Employee's continuing acknowledgements and obligations under PARAGRAPHS 12, 14 AND 16 of the Employment Agreement executed by Employee in conjunction with Employee's employment at Company. The terms of such Employment Agreement are incorporated herein by this reference. Employee agrees to strictly comply with the surviving terms of the Employment Agreement.

         8. Return of Property. Employee agrees to and hereby represents that Employee has returned to Company all of Company's property and all materials containing confidential information of Company that were in Employee's possession or under Employee's control.

         9. Miscellaneous.

                  9.1 Final and Entire Agreement. This document constitutes the entire, final, and complete agreement and understanding of the parties with respect to the subject matter hereof and supersedes and replaces all written and oral agreements and understandings heretofore made or existing by and between the parties or their representatives with respect thereto, other than the Employment Agreement executed between the parties. There have been no representations or commitments by Company to make any payment or perform any act other than those expressly stated herein.

                  9.2 Waiver. No waiver of any provision of this Agreement shall be deemed, or shall constitute a wavier of any other provision, whether or not similar, nor shall any waiver

                                                                   Exhibit 10.23

constitute a continuing waiver. No waiver shall be binding unless executed in writing by the parties making the waiver.

                  9.3 Binding Effect. All rights, remedies, and liabilities herein given to or imposed upon the parties shall extend to, inure to the benefit of and bind, as the circumstances may require, the parties and their representative heirs, personal representatives, administrators, successors and assigns.

                  9.4 Amendment. No supplement, modification or amendment of this Agreement shall be valid, unless the same is in writing and signed by both parties.

                  9.5 Attorneys Fees. If it becomes necessary to enforce this Agreement, or any part hereof, the prevailing party shall be entitled to recover its reasonable attorney fees and costs incurred therein, including all attorneys fees and costs on appeal and otherwise.

                  9.6 Governing Law. This Agreement and the rights of the parties hereunder shall be governed, construed and enforced in accordance with the laws of the State of Oregon, without regard to its conflict of law principles. Any suit or action arising out of or in connection with this Agreement, or any breach hereof, shall be brought and maintained in the Circuit Court of the State of Oregon for the County of Multnomah. The parties hereby irrevocably submit to the jurisdiction of such court for the purpose of such suit or action and hereby expressly and irrevocably waive, to the fullest extent permitted by law, any claim that any such suit or action has been brought in an inconvenient forum.

                  9.7 Employee Given 21 Days to Consider Agreement. Employee acknowledges that Company advised Employee in writing to consult with an attorney before signing this Agreement and that Employee has had at least 21 days to consider whether to execute this Agreement.

                  9.8 Revocation. Employee may revoke this Agreement by written notice delivered to the President or Chief Executive Officer of the Company within seven (7) days following the date Employee signed the Agreement. If not revoked under the preceding sentence, this Agreement becomes effective and enforceable after the seven-day period has expired.

                                                                   Exhibit 10.23

EMPLOYEE ACKNOWLEDGES THAT EMPLOYEE HAS FREELY AND VOLUNTARILY EXECUTED THIS AGREEMENT, WITH A COMPLETE UNDERSTANDING OF ITS TERMS AND PRESENT AND FUTURE EFFECTS.

"EMPLOYEE"                             ASSISTED LIVING CONCEPTS, INC. on behalf
                                       of itself, and the Affiliated Companies


                                       By:
------------------------------            --------------------------------------

                                       Title:
                                             -----------------------------------

Date:                                  Date:
     -------------------------              ------------------------------------